CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

Amendment No. 1 to
FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

May 9, 2014
Date of Report
(Date of Earliest Event Reported)

Tianyin Pharmaceutical Co, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

23rd Floor, Unionsun Yangkuo Plaza, No. 2, Block 3
South Renmin Road
Chengdu, P. R. China, 610041
(Address of principal executive offices (zip code))

+01186-28-8551-6696
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 8 – Other Events

Item 8.01. Other Events

On April 7, 2014, Tianyin Pharmaceutical Inc. (the “Company” or “TPI”) filed a Current Report on Form 8-K (the “Form 8-K”) regarding the examination for quality and pricing tests that were conducted by the CFDA of Sichuan province on the Company. During the examination period, the Company’s Good Manufacturing Practice (“GMP”) certificate granted by the CFDA on August 27, 2013 was being administrated by Sichuan provincial CFDA and the sale of the Company’s Hugan Tablets were halted, pending the results of quality and pricing tests.

The Company is filing this amendment to the Form 8-K to announce that on May 9, 2014, the Company received its renewed GMP certificate for both of its Chengdu Tianyin’s pre-extraction facility at the city of Chengdu and formulation facility at Longquan County of Chengdu, valid until the end of 2015, under certificate numbers of “Chuan J0461” and “Chuan K0592”. Normal manufacturing and sales for most of the Company’s products have resumed, except the tablets formulation division which is scheduled to be further inspected for its production process by the provincial CFDA staff on May 24, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANYIN PHARMACEUTICAL CO., INC.

	By:	/s/ James Jiayuan Tong
Name: Dr. James Jiayuan Tong Title: Chief Financial Officer

Dated: May 14, 2014

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